UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 14, 2007 (August 23, 2007)

SPEEDHAUL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

New Jersey	333-121764	22-3719165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 31 Tongdao South Road

Hohhot, Inner Mongolia, China 010030

(Address of principal executive offices (zip code))

86 (471) 339-7999

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On August 23, 2007, Speedhaul Holdings, Inc. (the “Company”) dismissed Webb & Company, P.A. (“Webb”) as the Company’s independent accountant and hired Kabani and Company, Inc. (“Kabani”) as the Company’s independent accountant. The dismissal of Webb was approved and ratified by our Board of Directors’ on August 23, 2007.

Webb audited our financial statements for the periods ended December 31, 2006 and December 31, 2005. Webb did not resign or decline to stand for re-election.

Webb’s report dated February 15, 2007, on our balance sheet as of December 31, 2006 and the related statements of operations, stockholders’ deficit, and cash flows for the years ended December 31, 2006 and 2005 and for the period from June 30, 2004 (inception) to December 31, 2006, did not contain an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report indicated we had suffered losses in 2006 and 2005 and that we were required to raise additional capital; and the report raised substantial doubts on our ability to continue as a going concern.

During our two most recent fiscal years and the subsequent interim period preceding our decision to dismiss Webb which occurred on August 23, 2007, we had no disagreements with them on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreement if not resolved to the satisfaction of Webb, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

The decision to change accountants from Webb was approved by our Board of Directors on August 23, 2007. Kabani was engaged by Inner Mongolia Jin Ma Construction Company Ltd. and affiliated Companies (“the Jin Ma Companies”) in 2006. As a result of the Share Exchange Agreement by and among us and Gold Horse International, Inc. (“Gold Horse”) that closed on June 29, 2007, our operations are conducted solely through the Jin Ma Companies. Accordingly, we believe that it is was in our best interest to appoint Kabani to be our independent registered accountant, and therefore have retained Kabani as our new independent registered accounting firm.

During our two most recent fiscal years and the subsequent interim period prior to retaining Kabani, which occurred on August 23, 2007: (1) Neither we nor anyone on our behalf consulted Kabani regarding (a) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements or (b) any matter that was the subject of a disagreement or a reportable event as set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-B and (2) Kabani did not  provide us with a written  report or oral advice that they concluded was an important factor considered by us in reaching a decision as to accounting, auditing or financial reporting issue.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

Exhibit No.	Description
16.1	Letter from Webb & Company, P.A. LLP dated September 14, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Speedhaul Holdings, Inc.

By:	/s/ Adam Wasserman Adam Wasserman Chief Financial Officer